SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AETHLON MEDICAL, INC.

Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3030 Bunker Hill Street, Suite 4000 San Diego, California 92109 858-459-7800

August 4, 2009

Dear Fellow Shareholders:

On September 16, 2009, we will conduct an annual meeting at our corporate headquarters in San Diego, California.  Among action items of the meeting will be the re-election of board members, the appointment of our auditors, and an amendment to increase the authorized shares of our common stock from 100 million to 250 million shares.  At present, we have 55,206,942 shares issued and outstanding. However, when taking into account shares underlying warrants, options, and other commitments, we have limited shares remaining to fund operations and pursue other strategic opportunities.  In this regard, I am asking for your support by returning your enclosed proxy in favor of increasing our authorized shares.

In the interim, I have executed an agreement that locks up a majority of my personal shares until the amendment to increase our authorized shares has been approved. This will insure we don’t run into a common share deficit as we approach the commercialization of our science into the marketplace.

As a Company, we have taken a conservative approach to the use of equity and have a track record of responsible management of the Company and its pool of available shares.  The increase in authorized shares represents an essential step to protect the financial soundness of our company and will further the interests of all shareholders and advance the vision for treating infectious disease and cancer.  Please contact me directly if you have any questions at 619.368.2000.

Respectfully,

James Joyce
Chairman of the Board,
& Chief Executive Officer

AETHLON MEDICAL, INC.
3030 BUNKER HILL STREET, SUITE 4000
SAN DIEGO, CA 92109
TELEPHONE (858) 459-7800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Aethlon Medical, Inc. (the “Company”) will be held on Wednesday, September 16, 2009, at 11:00 a.m. (Pacific Time), at the Company’s executive offices located at 3030 Bunker Hill Street, Suite 4000, San Diego, California for the following purposes:

(1) To elect the four persons listed in the Proxy Statement that accompanies this Notice to serve as directors of the Company;

(2) To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010;

(3) To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 250,000,000; and

(4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on July 20, 2009, will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 16, 2009:
The Proxy Statement and Annual Report on Form 10-K are available at www.edocumentview.com/AEMD.

By Order of the Board of Directors James A. Joyce, Chairman of the Board

AETHLON MEDICAL, INC.
3030 BUNKER HILL STREET, SUITE 4000
SAN DIEGO, CALIFORNIA 92109
TELEPHONE (858) 459-7800
__________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 16, 2009
__________________

VOTING AND PROXY

This statement is furnished in connection with the solicitation by the Board of Directors of Aethlon Medical, Inc. (hereinafter referred to as the “Company,” “we,” “our” or “us”) of proxies to be used at the Annual Meeting of Stockholders to be held at the Company’s executive offices located at 3030 Bunker Hill Street, Suite 4000, San Diego, California on Wednesday, September 16, 2009, at 11:00 a.m. (Pacific Time), and at any meeting following adjournment thereof (the “Meeting”). Stockholders may obtain directions in order to attend and vote at the Meeting at www.aethlonmedical.com under “Contact Us”—“Location & Directions”—“Directions.”

The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about August 7, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on September 16, 2009: The Proxy Statement and Annual Report on Form 10-K are available at www.edocumentview.com/AEMD.

RECORD DATE

The record date for the Meeting is July 20, 2009 (the “Record Date”). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting.

STOCKHOLDERS ENTITLED TO VOTE

Each share of the Company’s common stock, $.001 par value (“Common Stock”), outstanding at the close of business on the Record Date will be entitled to one vote on all matters submitted to a vote at the Meeting. As of July 21, 2009, there were 55,123,681 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on each matter properly brought before the Meeting.

QUORUM

A majority of the shares entitled to vote, present in person or represented by proxy at the Meeting, shall constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the Inspectors of Election in conjunction with information received from our transfer agent. The Inspectors of Election will also determine whether or not a quorum is present.

Shares that abstain from voting as to the proposals, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to the proposals (“broker non-votes”), will be counted for purposes of determining whether a quorum is present at the Meeting.

The affirmative vote of the holders of a majority of a quorum present at the Meeting in person or by proxy is required to elect the members of the Board of Directors. The affirmative vote of holders of a majority of the shares issued and outstanding is required to approve the amendment of the Company’s Articles of Incorporation.

PROXIES

All shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Meeting.

Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Meeting and voting in person (although attendance at the Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Meeting.

SOLICITATION

The Company is soliciting your proxy. The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

PROXY MATERIALS AVAILABLE AT OUR WEB SITE

Stockholders may access the following proxy materials at www.edocumentview.com/AEMD: our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “Annual Report”), and proxy card.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

A copy of our Annual Report is being mailed concurrently herewith to all stockholders of record as of the Record Date. We will provide an additional copy of the Annual Report without charge upon written request of any stockholder directed to the Secretary of the Company at the address set forth below. The Annual Report does not constitute a part of the proxy solicitation material for the Meeting.

The Company will only deliver one Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Proxy Statement, the Annual Report or the Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of any such document was delivered upon oral or written request to:

Aethlon Medical, Inc.
Attn: Secretary
3030 Bunker Hill Street, Suite 4000
San Diego, California 92109
Telephone No.:  (858) 459-7800

A stockholder may direct notification to the Company at the above address or phone number that such stockholder wishes to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, in the future. Stockholders sharing an address may direct to the Company at the above address or phone number requests for delivery of a single copy of annual reports, proxy statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of such documents.

PROPOSAL #1 – ELECTION OF DIRECTORS

A board of four directors is to be elected at the Meeting for a one-year term. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the Company’s nominees named below.

The four nominees selected by the Board of Directors are listed below. Each of the nominees must receive the vote of the majority of a quorum present at the Meeting to be elected. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

The Board of Directors intends to vote proxies equally for the nominees unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card.

If at the time of the Meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. All of the nominees are currently directors of the Company. All of the nominees have consented to serve if elected. The Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Directors elected at the Meeting will hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years and other significant affiliations.

James A. Joyce

Mr. Joyce (age 46) is the founder of Aethlon Medical, and has been the Chairman of the Board and Secretary of the Company since March 1999. On June 1, 2001, our Board of Directors appointed Mr. Joyce to the additional positions of President and CEO. During the quarter ended December 31, 2007, our Chief Financial Officer resigned and Mr. Joyce assumed the role of Principal Accounting Officer. In 1992, Mr. Joyce founded and was the sole shareholder of James Joyce & Associates, an organization that provided management consulting and corporate finance advisory services to CEOs and CFOs of publicly traded companies. Previously, from 1989 to 1991, Mr. Joyce was Chairman and Chief Executive Officer of Mission Labs, Inc. Prior to that, Mr. Joyce was a principal in charge of U.S. operations for London Zurich Securities, Inc. Mr. Joyce is a graduate of the University of Maryland.

Richard H. Tullis, Ph.D

Dr. Tullis (age 63) has been Vice President and a director of the Company since January 2000 and Chief Science Officer since June 2001. Dr. Tullis has extensive biotechnology management and research experience, and is the founder of Syngen Research, a wholly owned subsidiary of Aethlon Medical, Inc. Previously, Dr. Tullis co-founded Molecular Biosystems, Inc., a former NYSE company. At Molecular Biosystems, Dr. Tullis was Director of Oligonucleotide Hybridization, Senior Research Scientist and Member of the Board of Directors. In research, Dr. Tullis developed and patented the first application of oligonucleotides to antisense antibiotics and developed new methods for the chemical synthesis of DNA via methoxy-hosphorochloridites. Dr. Tullis also co-developed the first applications of covalently coupled DNA-enzyme conjugates using synthetic oligonucleotides during his tenure at molecular Biosystems. In 1985, Dr. Tullis founded and served as President and CEO of Synthetic Genetics, Inc., a pioneer in custom DNA synthesis, which was sold to Molecular Biology Resources in 1991. Dr. Tullis also served as interim-CEO of Genetic Vectors, Inc., which completed its IPO under his management, and was co-founder of DNA Sciences, Inc., a company that was eventually acquired by Genetic Vectors. Dr. Tullis received his Ph.D. in Biochemistry and Cell Biology from the University of California at San Diego and has done extensive post-doctoral work at UCSD, USC, and the University of Hawaii.

Franklyn S. Barry, Jr.

Mr. Barry (age 69) has over 30 years of experience in managing and building companies. He was President and Chief Executive Officer of Hemex from April 1997 through May 31, 2001, and our President and CEO from March 10, 1999, to May 31, 2001. He became a director of Aethlon Medical on March 10, 1999. From 1994 to April 1997, Mr. Barry was a private consultant. Included among his prior experiences are tenures as President of Fisher-Price and as co-founder and CEO of Software Distribution Services, which today operates as Ingram Micro, an international distributor of personal computer products. Mr. Barry serves on the Board of Directors of Merchants Mutual Insurance Company.

Edward G. Broenniman

Mr. Broenniman (age 73) became a director of Aethlon Medical on March 10, 1999. Mr. Broenniman has 30 years of management and executive experience with high-tech, privately held growth firms where he has served as a CEO, COO, or corporate advisor, using his expertise to focus management on increasing profitability and stockholder value. He is the Managing Director of The Piedmont Group, LLC, a venture advisory firm. Mr. Broenniman recently served on the Board of Directors of publicly traded QuesTech (acquired by CACI International), and currently serves on the Boards of four privately held firms. His nonprofit Boards are the Dingman Center for Entrepreneurship’s Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter and the Board of the Association for Corporate Growth, National Capital Chapter.

The Board of Directors presently has an Audit Committee and a Compensation Committee, on each of which Messrs. Barry and Broenniman serve. Mr. Barry is Chairman of the Audit Committee, and Mr. Broenniman is Chairman of the Compensation Committee. Messrs. Barry and Broenniman are independent directors as that term is defined under Nasdaq Marketplace Rule 5605(a)(2).

Other than the Audit and Compensation Committees, the Company does not have any standing nominating or other committees of the Board of Directors. Each of the directors is serving for a term that extends to the next Annual Meeting of Stockholders of the Company.

Upon the recommendation of our Compensation Committee, in February 2005, we adopted our 2005 Directors Compensation Program (the “Directors Compensation Program”), which advances our interest by helping us to obtain and retain the services of outside directors upon whose judgment, initiative, efforts and/or services we are substantially dependent, by offering to or providing those persons incentives or inducements affording such persons an opportunity to become owners of our capital stock. Under the Directors Compensation Program, a newly elected director will receive a one-time grant of a non-qualified stock option of 1.5% of the Common Stock outstanding at the time of election. The options will vest one-third at the time of election to the Board and the remaining two-thirds will vest equally at year end over three years. Additionally, each director will also receive an annual $25,000 non-qualified stock option retainer, $15,000 of which is to be paid at the first of the year to all directors who are on the Board prior to the first meeting of the year and a $10,000 retainer to be paid if a director attends 75% of the meetings either in person, via conference call or other electronic means. The exercise price for the options under the Directors Compensation Program will equal the average closing price of the last ten (10) trading days prior to the date earned. At March 31, 2009, we had issued under the Directors Compensation Program 1,337,825 options to outside directors and 3,965,450 options to employee-directors, for a total of 5,303,275 options, 4,744,550 of which remain outstanding.

No director of the Company has resigned or declined to stand for re-election to the Board of Directors because of disagreement with the Company on any matters relating to the Company’s operations, policies or practices since the date of the last Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOREGOING SLATE OF NOMINEES FOR THE BOARD OF DIRECTORS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 21, 2009, with respect to the ownership of our Common Stock by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our capital stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors as a group. The term “executive officer” is defined as the President/Chief Executive Officer, Secretary, Chief Financial Officer/Treasurer, any vice-president in charge of a principal business function (such as administration or finance), or any other person who performs similar policy making functions for the Company. We believe that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws where applicable, except where otherwise noted:

TITLE OF CLASS	NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF BENEFICIAL OWNERSHIP
Common Stock	James Joyce, Chief Executive Officer and Director 3030 Bunker Hill Street, Suite 4000 San Diego, CA 92109	12,788,243 shares (3)	19.03%
Common Stock	Richard H. Tullis, Chief Scientific Officer and Director 3030 Bunker Hill Street, Suite 4000 San Diego, CA 92109	2,783,100 shares (4)	4.85%
Common Stock	Edward G. Broenniman, Director 3030 Bunker Hill Street, Suite 4000 San Diego, CA 92109	1,599,724 shares (5)	2.85%
Common Stock	Franklyn S. Barry, Jr., Director 3030 Bunker Hill Street, Suite 4000 San Diego, CA 92109	1,022,510 shares (6)	1.83%
Common Stock	Ellen R Weiner Family Revocable Trust (7)(8) 10645 N. Tatum Blvd., Suite 200-166 Phoenix, AZ 85028	12,546,218 shares	19.39%
Common Stock	Estate of Allen S. Bird (7)(8) PO Box 371179 Las Vegas, NV 89137	3,774,590 shares	6.49%
Common Stock	Phillip A. Ward (7)(9) PO Box 3322 Rancho Santa Fe, CA 92067	6,503,145 shares	11.44%
Common Stock	All Current Directors and Executive Officers as a Group (4 members)	18,193,577 shares	25.53%
*  Less than 1%

(1)           Based on 55,123,681 shares of Common Stock outstanding on the transfer records of the Company as of July 21, 2009.

(2)           Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable by a person within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except where otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by such person, subject to community property laws, where applicable.

(3)           Includes 2,231,100 stock options exercisable at $0.38 per share, 2,857,143 stock options exercisable at $0.21 per share, 2,000,000 stock options exercisable at $0.36 per share and 1,000,000 stock options exercisable at $0.25 per share. All of the foregoing options are currently subject to an Option Suspension Agreement, whereby Mr. Joyce has agreed not to exercise such options pending the filing of amended Articles of Incorporation of the Company increasing the Company’s authorized capital. Of Mr. Joyce’s total option holdings (including options not yet vested and not reflected in this table or the first sentence of this footnote (3)), 2,857,143 cannot be exercised until the amended Articles of Incorporation are filed, and 6,731,090 cannot be exercised until the later of June 9, 2010 or the filing of the amended Articles of Incorporation. The options are included in this table, however, as such agreement could be amended or terminated (or the amended Articles of Incorporation filed) during the sixty-day period commencing July 21, 2009. In addition, Mr. Joyce has been granted 4,000,000 shares of restricted Common Stock, which shall vest in equal monthly installments over a 36-month period commencing June 9, 2010. However, such shares will not be issued until the filing of the amended Articles of Incorporation. As such event could occur during the sixty-day period commencing July 21, 2009, such shares are included in the percentage and ownership information in this table.

(4)           Includes 250,000 stock options exercisable at $1.90 per share, 30,000 stock options exercisable at $3.00 per share, 1,734,350 stock options exercisable at $0.38 per share and 250,000 stock options exercisable at $0.41 per share.

(5)           Includes 2,500 stock options exercisable at $3.75 per share, 3,000 stock options exercisable at $1.78 per share, 514,550 stock options exercisable at $0.38 per share and 500,000 stock options exercisable at $0.41 per share.

(6)           Includes 1,867 stock options exercisable at $1.84 per share, 264,550 stock options exercisable at $0.38 per share and 500,000 stock options exercisable at $0.41 per share.

(7)           More-than-5% stockholder.

(8)           Includes shares issuable upon conversion of convertible notes and exercise of certain warrants held by the Ellen R. Weiner Family Revocable Trust (the “Trust”) and the Estate of Allan S. Bird (the “Estate”) even though the beneficial ownership of these stockholders is limited contractually to the extent that such conversion or exercise would cause the aggregate number of shares of Common Stock beneficially owned by either to exceed 9.9%. Beneficial ownership for the Trust includes shares underlying the following securities owned by the Trust: a convertible promissory note in the principal amount of $660,000 convertible at $0.20 per share, a Class A Interest Warrant for 1,961,488 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 511,621 shares exercisable at $0.40 per share and a Class A Principal Warrant for 3,800,000 shares exercisable at $0.20 per share. Beneficial ownership for the Trust does not include shares underlying a conditional warrant for accrued interest for 564,394 shares exercisable at $0.60 per share and a conditional warrant for damages for 255,811 shares exercisable at $0.40 per share. Beneficial ownership for the Estate includes shares underlying the following securities owned by the Estate: a convertible promissory note in the principal amount of $225,000 convertible at $0.20 per share, a Class A Interest Warrant for 610,674 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 151,621 shares exercisable at $0.40 per share and a Class A Principal Warrant for 1,125,000 shares exercisable at $0.20 per share. Beneficial ownership for the Estate does not include shares underlying a conditional warrant for accrued interest for 163,400 shares exercisable at $0.60 per share and a conditional warrant for damages for 75,811 shares exercisable at $0.40 per share. Mr. Bird was Ms. Weiner’s father-in-law. The Trust disclaims any beneficial ownership of the Estate’s notes, associated warrants and underlying Common Stock. The Estate disclaims any beneficial ownership of the Trust’s notes, associated warrants and underlying Common Stock.

(9)           Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.50, warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.17, warrants to purchase 555,556 shares of Common Stock at an exercise price of $0.18, warrants to purchase 555,556 shares of Common Stock at an exercise price of $0.18, warrants to purchase 194,118 shares of Common Stock at an exercise price of $0.17 and warrants to purchase 194,118 shares of Common Stock at an exercise price of $0.17.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended March 31, 2009, we believe that all filing requirements applicable to the Company’s officers, directors, and greater than 10% beneficial owners were complied with.

EXECUTIVE OFFICERS

The names, ages and positions of the Company’s executive officers are listed below:

NAME AND AGE	TITLE OR POSITION	OFFICER SINCE
James A. Joyce, 46	Chairman, President, Chief Executive Officer, Principal Accounting Officer and Secretary	March 1999
Richard H. Tullis, Ph.D, 63	Vice President, Chief Science Officer	January 2000

Background information on the executive officers listed above who also serve on the Board is furnished above in the discussion of director nominees.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended March 31, 2009 and March 31, 2008. The following table summarizes all compensation for fiscal years 2009 and 2008 received by our Chief Executive Officer, and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James A. Joyce (1)	2009	$290,000	--	--	$424,528	--	--	--	$714,528
Chief Executive Officer	2008	$256,010	--	--	--	--	--	--	$256,010

Richard H. Tullis, Ph.D (2)	2009	$180,000	--	--	$154,025	--	--	--	$334,025
Chief Science Officer	2008	$180,000	--	--	--	--	--	--	$180,000

(1)           The aggregate number of stock awards and aggregate number of stock option awards issued to Mr. Joyce and outstanding as of March 31, 2009 are zero and 9,588,243, respectively.

(2)           The aggregate number of stock awards and aggregate number of stock option awards issued to Dr. Tullis and outstanding as of March 31, 2009 are zero and 2,764,350, respectively.

Subsequent to the Company’s year end, on June 29, 2009, Mr. Joyce, our Chief Executive Officer, entered into an Option Suspension Agreement, whereby Mr. Joyce has agreed not to exercise his stock options pending the filing of amended Articles of Incorporation of the Company increasing the Company’s authorized capital. Accordingly, of Mr. Joyce’s total options, 2,857,143 cannot be exercised until the amended Articles of Incorporation are filed, and 6,731,090 cannot be exercised until the later of June 9, 2010 or the filing of the amended Articles of Incorporation. The Agreement also provides Mr. Joyce certain protections in the event the Company shall undergo a Change of Control Transaction while his options are suspended. Such protections include the right to receive, in the form of cash payments, the positive value of his options (which remain subject to suspension) at the time of such transaction. A copy of the Option Suspension Agreement is filed as an exhibit to the Annual Report.

In addition, Mr. Joyce has been granted 4,000,000 shares of restricted Common Stock, at a price per share of $0.24, which shall vest in equal monthly installments over a thirty-six-month period commencing June 9, 2010; however, such shares will not be issued until the filing of the amended Articles of Incorporation.

EMPLOYMENT AGREEMENTS

We entered into an employment agreement with Mr. Joyce effective April 1, 1999. Effective June 1, 2001, Mr. Joyce was appointed President and Chief Executive Officer and his base annual salary was increased from $120,000 to $180,000. Effective January 1, 2005, Mr. Joyce’s salary was increased from $180,000 to $205,000 per year. Under the terms of the agreement, his employment continues at a salary of $205,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Effective April 1, 2006. Mr. Joyce’s salary was increased from $205,000 to $240,000. His salary was subsequently increased to $265,000 per year and effective May 1, 2008, his salary was increased from $265,000 to $290,000 per year.

We entered into an employment agreement with Dr. Tullis effective January 10, 2000. Effective June 1, 2001, Dr. Tullis was appointed our Chief Science Officer of the Company. His compensation under the agreement was modified in June 2001 from $80,000 to $150,000 per year. Effective January 1, 2005, Dr. Tullis’ salary was increased from $150,000 to $165,000 per year. Under the terms of the agreement, his employment continues at a salary of $165,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Dr. Tullis was granted 250,000 stock options to purchase our Common Stock in connection with completing certain milestones, such as the initiation and completion of certain clinical trials, the submission of proposals to the FDA and the filing of a patent application. Effective April 1, 2006, Dr. Tullis' salary was increased to $180,000 per year.

Both Mr. Joyce’s and Dr. Tullis’ agreements provide for medical insurance and disability benefits, one year of severance pay if their employment is terminated by us without cause or due to change in our control before the expiration of their agreements, and bonus compensation and stock option grants as determined by our Board of Directors. Both agreements also contain restrictive covenants preventing competition with us and the use of confidential business information, except in connection with the performance of their duties for the Company, for a period of two years following the termination of their employment with us.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding stock option awards granted to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)		(e)
James A. Joyce	1,115,550(1)	--	--	$0.38	02/23/10
	557,775(1)	--	--	$0.38	12/31/10
	557,775(1)	--	--	$0.38	12/31/11
	2,857,143(1)	--	--	$0.21	09/09/15
	1,500,000(2)	1,000,000	--	$0.36	06/13/17
	1,000,000(3)	1,000,000	--	$0.25	11/13/18

Richard H. Tullis, Ph.D	30,000(1)	--	--	$2.56	12/31/10
	250,000(1)	--	--	$1.90	03/12/12
	867,175(1)	--	--	$0.38	02/23/10
	433,588(1)	--	--	$0.38	12/31/10
	433,587(1)	--	--	$0.38	12/31/11
	--(4)	750,000	--	$0.41	06/14/18

(1)	This option was fully vested as of March 31, 2009.

(2)	This option vested 1,000,000 shares at grant, with 500,000 shares vesting each annual anniversary date through June 13, 2010.

(3)	This option vested 1,000,000 shares at grant, with 500,000 shares vesting on each of December 31, 2009, and December 31, 2010.

(4)	This option vests 250,000 shares annually on each of June 4, 2009, June 4, 2010, and June 4, 2011.

On December 15, 2008, Mr. Joyce was granted a stock option award to purchase 2,000,000 shares of Common Stock at an exercise price of $0.25 per share. Also on December 15, 2008, Dr. Tullis was granted a stock option award to purchase 750,000 shares of Common Stock at an exercise price of $0.41 per share. No other options were granted to our named executive officers in fiscal year 2009. There were no stock awards granted during, or outstanding at the end of, fiscal year 2009.

Subsequent to the Company’s year end, on June 29, 2009, Mr. Joyce, our Chief Executive Officer, entered into an Option Suspension Agreement, whereby Mr. Joyce has agreed not to exercise his stock options pending the filing of amended Articles of Incorporation of the Company increasing the Company’s authorized capital. Accordingly, of Mr. Joyce’s total options, 2,857,143 cannot be exercised until the amended Articles of Incorporation are filed, and 6,731,090 cannot be exercised until the later of June 9, 2010 or the filing of the amended Articles of Incorporation.

DIRECTOR COMPENSATION

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended March 31, 2009.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edward G. Broenniman(1)	--	--	$102,683	--	--	--	$102,683
Franklyn S. Barry, Jr. (2)	--	--	$102,683	--	--	--	$102,683

(1)           The aggregate number of stock awards and aggregate number of stock option awards issued and outstanding as of March 31, 2009, are zero and 1,020,050, respectively.

(2)           The aggregate number of stock awards and aggregate number of stock option awards issued and outstanding as of March 31, 2009, are zero and 766,417, respectively.

DIRECTORS COMPENSATION PROGRAM

Under the Directors Compensation Program, adopted by us in February 2005, a newly elected director will receive a one-time grant of a non-qualified stock option of 1.5% of the Common Stock outstanding at the time of election. The options will vest one-third at the time of election to the Board and the remaining two-thirds will vest equally at year end over three years. Additionally, each director will also receive an annual $25,000 non-qualified stock option retainer, $15,000 of which is to be paid at the first of the year to all directors who are on the Board prior to the first meeting of the year and a $10,000 retainer to be paid if a director attends 75% of the meetings either in person, via conference call or other electronic means. The exercise price for the options under the Directors Compensation Program will equal the average closing price of the last ten (10) trading days prior to the date earned. At March 31, 2009, under the 2005 Directors Compensation Program we had issued 1,337,825 options to outside directors and 3,965,450 options to employee-directors for a total of 5,303,275 options, of which 4,744,550 remained outstanding. A portion of the employee-director options was awarded in recognition of prior employment efforts. Since inception of the program, the Company has not paid any non-qualified stock option retainers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes all transactions since April 1, 2007, and all currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On June 29, 2009, Mr. Joyce, our Chief Executive Officer, entered into an Option Suspension Agreement, whereby Mr. Joyce has agreed not to exercise his stock options pending the filing of amended Articles of Incorporation of the Company increasing the Company’s authorized capital. Accordingly, of Mr. Joyce’s total options, 2,857,143 cannot be exercised until the amended Articles of Incorporation are filed, and 6,731,090 cannot be exercised until the later of June 9, 2010 or the filing of the amended Articles of Incorporation. The agreement also provides Mr. Joyce certain protections in the event the Company shall undergo a Change of Control Transaction while his options are suspended. Such protections include the right to receive, in the form of cash payments, the positive value of his options (which remain subject to suspension) at the time of such transaction. A copy of the Option Suspension Agreement is filed as an exhibit to the Annual Report.

In addition, Mr. Joyce has been granted 4,000,000 shares of restricted Common Stock, at a price per share of $0.24, which shall vest in equal monthly installments over a thirty-six-month period commencing June 9, 2010; however, such shares will not be issued until the filing of the amended Articles of Incorporation.

MEETINGS OF THE BOARD OF DIRECTORS

During the last fiscal year, the Board of Directors held three meetings and took action 16 times by written consent. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a director and (2) the total number of meetings held by committees of the Board of Directors on which he served during the period he served.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS’ MEETING

With the exception of Mr. James A. Joyce, who is required to attend our Meeting, we do not currently have a policy with regard to attendance by the remaining members of the Board of Directors. All members of the Board of Directors attended the previous Annual Meeting of Stockholders.

REPORT ON COMMITTEES

The Board of Directors has two standing committees, its Audit Committee and its Compensation Committee. Information regarding both is described below.

AUDIT COMMITTEE. Our Board of Directors formed an Audit Committee in May of 1999. Mr. Franklyn S. Barry, Jr. (the Chairman of the Committee) and Mr. Edward Broenniman serve as members of the Committee. The Audit Committee met four times during the 2009 fiscal year.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes overseeing our internal accounting and financial reporting and auditing processes and discussing with management our processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The Audit Committee has a charter delineating its specific responsibilities.

COMPENSATION COMMITTEE. Our Board of Directors formed a Compensation Committee in May of 1999. Mr. Franklyn S. Barry, Jr. and Mr. Edward Broenniman (the Chairman of the Committee) serve as members of the Compensation Committee. The Compensation Committee met seven times during the 2009 fiscal year.

Our Board of Directors has delegated to the Compensation Committee strategic and administrative responsibility on a broad range of issues. The Compensation Committee’s basic responsibility is to assure that the Chief Executive Officer, other officers, and key management are compensated effectively in a manner consistent with our compensation strategy and competitive practice. In addition, the Compensation Committee is responsible for establishing general compensation guidelines for non-management employees.

The Compensation Committee will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of our executive officers, our general employee compensation and other policies and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee is authorized to carry out these activities and other actions reasonably related to the Compensation Committee’s purposes or assigned by the Board from time to time. The Compensation Committee has a charter delineating its specific responsibilities. The Compensation Committee does not delegate its authority in determining or recommending amounts or forms of executive or director compensation.

The Board of Directors does not have a nominating committee. Due to the stage of growth of the Company and the small size of our Board, we consider it appropriate not to have a nominating committee but rather to discuss potential nominations at the full Board level.

DIRECTOR NOMINATION PROCESS

Nominees to our Board of Directors are selected by our Board of Directors. Each nominee to our Board of Directors expressed a willingness to serve during the 2009 fiscal year and, based on a review of their qualifications, was deemed to be suitable a candidate for nomination.

Our Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. While the Board of Directors may consider candidates recommended by stockholders, there is currently no requirement that it do so. To date, no stockholder has recommended a candidate for nomination to the Board. Given that we have not received director nominations from stockholders in the past and that we do not canvass stockholders for such nominations, we believe it is appropriate not to have a formal policy in that regard. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder recommendations for director nominations may be submitted to the Company at the following address: Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109. Such recommendations will be forwarded to the Board of Directors for consideration provided that they are accompanied by sufficient information to permit the Board to evaluate the qualifications and experience of the nominees.

We do not have specific minimum qualifications that must be met before a nominee to our Board of Directors may be considered. Instead, the members of the Board look at the total qualifications presented by the candidate, which may include, but not be limited to, business experience, experience in our industry, an understanding of the accounting principles applicable to our industry and generally accepted accounting principles, and education. A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in the Annual Report.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the foregoing, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Annual Report for filing with the SEC. The Audit Committee has also recommended the selection of the Company’s independent auditors for the fiscal year ending March 31, 2010.

Members of the Audit Committee Franklyn S. Barry, Jr. Edward Broenniman

PROPOSAL #2 – RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders, the Board has selected the firm of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent auditors for its fiscal year ending March 31, 2010. Squar, Milner, Peterson, Miranda & Williamson, LLP has acted in such capacity for the Company since 2001 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company.

Representatives of Squar, Milner, Peterson, Miranda & Williamson, LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

The following table presents fees for professional services billed to the Company by Squar, Milner, Peterson, Miranda & Williamson, LLP for the fiscal years ended March 31, 2009, and March 31, 2008. The Audit-Related Fees presented were comprised of fees for reviews of registration statements, SAS 100 reviews and related tasks for the fiscal years ended March 31, 2009 and 2008. The Tax Fees presented were comprised of fees for tax return assistance for the fiscal years ended March 31, 2009 and 2008.

	Fiscal Year Ended March 31, 2009	Fiscal Year Ended March 31, 2008
Audit Fees	$98,200	$85,000
Audit-Related Fees	$32,400	$20,000
Tax Fees	$43,600	$30,000
All Other Fees	--	--
	$174,200	$135,000

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES OF INDEPENDENT AUDITOR

The Audit Committee has adopted a policy requiring approval of all audit and permitted non-audit services to be performed for us by our independent auditor prior to the engagement of the independent auditor with respect to such services. All of the services for which we were billed fees presented in the table above as Audit-Related Fees or Tax Fees were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

PROPOSAL #3 – APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 100,000,000 TO 250,000,000

We believe that an increase in the number of authorized shares of our Common Stock is prudent in order to assure that a sufficient number of shares of our Common Stock are available for issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. A total of an additional 150,000,000 shares of Common Stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our capital stock. Immediately following this increase, the Company will have approximately 194,876,319 shares of Common Stock authorized but unissued and available for issuance.

The remaining authorized but unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions and the issuance or reservation of Common Stock for employee stock options. The Company’s Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval notwithstanding that the Company might have the requisite number of voting shares to consummate the transaction.

The amendment of the Company’s Articles of Incorporation (the “Amendment”) is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. However, the Company’s stockholders should note that the availability of additional authorized and unissued shares of Common Stock could make any attempt to gain control of the Company or the Board more difficult or time-consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by any stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company. The Company has no present intention to use the increased number of authorized shares of Common Stock for anti-takeover purposes.

The text of the Amendment is attached to this Proxy Statement as Exhibit A. The Amendment will become effective once it is filed with the Secretary of State of Nevada.

Upon filing the Amendment with the Secretary of State of Nevada, the Company’s authorized shares will increase from one hundred million shares to two hundred fifty million shares of which two hundred fifty million shares will be Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE INCREASE IN AUTHORIZED SHARES.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any stockholder who intends to present a proposal at the Annual Meeting in the year 2010 must deliver the proposal to our principal executive office no later than April 9, 2010. Any stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if delivered to our principal executive office after June 23, 2010.

Notice of intention to present a proposal at the 2010 Annual Meeting of Stockholders should be addressed to Secretary, Aethlon Medical, Inc., 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the Meeting other than those referred to in this Proxy Statement. If any matters that are not specifically set forth in the form of proxy and this Proxy Statement properly come before the Meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

PROXY

AETHLON MEDICAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON SEPTEMBER 16, 2009

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the three proposals set forth in the Proxy Statement.

The stockholder(s) represented herein appoint(s) James A. Joyce and Richard H. Tullis, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of Aethlon Medical, Inc. to be held at the executive offices, located at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109, on September 16, 2009, at 11:00 a.m. (Pacific Time), and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1 - ELECTION OF DIRECTORS, NOMINEES

	For	Withhold		For	Withhold
01-James A. Joyce	[_]	[_]	02-Richard H. Tullis	[_]	[_]
03-Franklyn S. Barry, Jr.	[_]	[_]	04-Edward G. Broenniman	[_]	[_]

PROPOSAL #2- RATIFICATION OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS INDEPENDENT AUDITORS FOR THE 2010 FISCAL YEAR

FOR [_]	AGAINST [_]	ABSTAIN [_]

PROPOSAL #3-APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

FOR [_]	AGAINST [_]	ABSTAIN [_]

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

COMPANY ID:	PROXY NUMBER:	ACCOUNT NUMBER:

Signature _______________________________________________                    Date ____________________________

Signature _______________________________________________                    Date ____________________________

Note: Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Exhibit A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Aethlon Medical, Inc.

2. The articles have been amended as follows:

“Article V. Common Stock and Voting.

The Corporation shall have the authority to issue an aggregate of two hundred fifty million (250,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated ‘common’ shares, with the same rights. Shares may only be issued as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation’s stockholders shall be entitled to vote. The Corporation’s common stock shall not be subject to assessment to pay any debts of the Corporation.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ____________________

4. Effective date of filing: (optional) __________________________________________________
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

______________________________________
Signature of Officer